UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2012

ViaSat, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2012, Ronald Wangerin resigned from his position as Vice President and Chief Financial Officer of ViaSat, Inc. (the “Company”) to pursue new opportunities outside of ViaSat.

Effective August 20, 2012, the Company’s Board of Directors appointed Shawn Duffy, Vice President, Corporate Controller and Chief Accounting Officer, as interim Chief Financial Officer of the Company. The Company has initiated a search to identify a permanent Chief Financial Officer and expects to conclude the search process expeditiously.

Ms. Duffy, 42, joined the Company in 2005 as Corporate Controller and, in 2009, was appointed the Company’s Vice President and Corporate Controller. She assumed her current position as Vice President, Corporate Controller and Chief Accounting Officer in April 2012. Prior to joining the Company, Ms. Duffy was a senior manager at Ernst & Young, LLP, serving the technology and consumer product markets. Ms. Duffy is a certified public accountant in the State of California and holds a B.S. degree in Business Administration (Accounting) from San Diego State University.

Mr. Wangerin plans to continue as an employee of the Company through December 17, 2012 to facilitate an orderly transition of his responsibilities. The Company and Mr. Wangerin entered into an agreement dated August 22, 2012 relating to his separation of employment with the Company (the “Separation Agreement”). Pursuant to the Separation Agreement, in exchange for a general release of claims against the Company, Mr. Wangerin will receive the following: (1) continuation of his base salary, payable in the Company’s normal payroll cycles, through the separation date; (2) a separation payment of $293,333.32, payable in eight monthly installments following the separation date; (3) COBRA continuation coverage for a period of 18 months following the separation date; and (4) a lump sum payment of $100,000 for executing an additional release agreement following the separation date.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 23, 2012, the Company issued a press release announcing the foregoing management change. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including the exhibit referenced herein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Separation Agreement, dated as of August 22, 2012, between ViaSat, Inc. and Ronald Wangerin.

99.1	Press Release dated August 23, 2012 issued by ViaSat, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2012	ViaSat, Inc.
	By:	/s/ Paul Castor
Paul Castor
Associate General Counsel